Exhibit 99.1

Diodes Incorporated Reports Second Quarter 2021 Financial Results

Achieves Record Revenue for Third Consecutive Quarter,

Resulting in Record Gross Profit, Net Income, EPS and EBITDA

Plano, Texas – August 5, 2021 -- Diodes Incorporated (Nasdaq: DIOD) today reported its financial results for the second quarter ended June 30, 2021.

Second Quarter Highlights

•	Revenue was a record $440.4 million, increasing 7 percent from $413.1 million in the first quarter 2021 and 53 percent from $288.7 million in the second quarter 2020;
•	GAAP gross profit was a record $159.8 million, increasing 15 percent from $138.6 million in the first quarter 2021 and 57 percent from $101.5 million in the second quarter 2020;
•	GAAP gross profit margin was 36.3 percent, compared to 33.6 percent in the first quarter 2021 and 35.2 percent in the second quarter 2020;
•

GAAP net income was a record $55.4 million, or $1.22 per diluted share, compared to $39.5 million, or $0.87 per diluted share, in the first quarter 2021 and $21.0 million, or $0.40 per diluted share, in the second quarter 2020;

•

Non-GAAP adjusted net income was a record $54.6 million, or $1.20 per diluted share, compared to $42.0 million, or $0.93 per diluted share, in the first quarter 2021 and $28.6 million, or $0.54 per diluted share, in the second quarter 2020;

•	Excluding $6.8 million, net of tax, of non-cash share-based compensation expense, both GAAP and non-GAAP earnings per share would have increased by $0.15 per diluted share;
•

EBITDA was a record $99.4 million, or 22.6 percent of revenue, compared to $81.7 million, or 19.8 percent of revenue, in the first quarter 2021 and $55.3 million, or 19.2 percent of revenue, in the second quarter 2020; and

•

Achieved cash flow from operations of $93.9 million and $66.0 million of free cash flow, including $27.9 of capital expenditures. Net cash flow was a negative $36.2 million, including the pay down of $114.2 million of total debt.

Commenting on the results, Dr. Keh-Shew Lu, Chairman, President and Chief Executive Officer, stated, “Our record performance across all financial metrics is a testament to our strong execution and global manufacturing footprint, enabling us to meet the growing demand for our products. Our growth was once again driven by record global POS revenue as well as record revenue in the automotive, industrial and consumer end markets, especially in IoT, combined with record revenue in the computing market driven by our Pericom products for high-end PCs, servers and datacenter applications. Diodes continued success in these markets contributed to gross margin expansion in the quarter of 270 basis points sequentially and also reflects the continued improvement in loading at the LITE-ON Semiconductor (LSC) facilities.

“Further highlighting our results was the achievement of record GAAP and non-GAAP net income as well as EBITDA, which increased 22 percent sequentially to almost 23 percent of revenue. The highly accretive LSC acquisition together with our significant operating leverage drove adjusted earnings per share for the first six months of 2021 to more than double the adjusted EPS reported in the same period of 2020. And with our expectation for another quarter of record results in the third quarter, we are well positioned to deliver continued growth, increasing profitability and shareholder value. Further, our achievement of year-over-year revenue growth of 53 percent and gross profit increasing 57 percent this quarter represents a major step toward our long-term goal of $2.5 billion in revenue and $1 billion in gross profit by 2025.”

Second Quarter 2021

Revenue for second quarter 2021 was a record $440.4 million, increasing 7 percent from $413.1 million in the first quarter 2021 and 53 percent from $288.7 million in the second quarter 2020. Revenue on an organic basis also increased both sequentially and year-over-year in the second quarter.

GAAP gross profit for the second quarter 2021 was a record $159.8 million, or 36.3 percent of revenue, increasing from $138.6 million, or 33.6 percent of revenue, in the first quarter 2021 and $101.5 million, or 35.2 percent of revenue, in the second quarter of 2020.

GAAP operating expenses for second quarter 2021 were $94.4 million, or 21.4 percent of revenue, and on a non-GAAP basis were $90.4 million, or 20.5 percent of revenue, which excludes $4.1 million of amortization of acquisition-related intangible asset expenses. GAAP operating expenses in the first quarter 2021 were $91.2 million, or 22.1 percent of revenue, and in the second quarter 2020 were $70.6 million, or 24.5 percent of revenue.

Second quarter 2021 GAAP net income was a record $55.4 million, or $1.22 per diluted share, compared to GAAP net income of $39.5 million, or $0.87 per diluted share, in the first quarter 2021 and GAAP net income in the second quarter 2020 of $21.0 million, or $0.40 per diluted share.

Second quarter 2021 non-GAAP adjusted net income was a record $54.6 million, or $1.20 per diluted share, which excluded, net of tax, $3.4 million of acquisition-related intangible asset costs, $0.1 million acquisition-related costs and $4.2 million gain in value of certain LSC investments.  This compares to non-GAAP adjusted net income of $42.0 million, or $0.93 per diluted share, in the first quarter 2021 and $28.6 million, or $0.54 per diluted share, in the second quarter 2020.

The following is an unaudited summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
June 30, 2021
GAAP net income	$55,374

GAAP diluted earnings per share	1.22

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,351

Acquisition-related costs	118

Gain on LSC investments	(4,210)

Non-GAAP net income	$54,633

Non-GAAP diluted earnings per share	$1.20

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

(See the reconciliation tables of GAAP net income to non-GAAP adjusted net income near the end of this release for further details.)

Included in second quarter 2021 GAAP net income and non-GAAP adjusted net income was approximately $6.8 million, net of tax, of non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP earnings per share (“EPS”) and non-GAAP adjusted EPS would have increased by $0.15 per diluted share for the second quarter 2021, $0.11 for the first quarter 2021 and $0.09 for second quarter 2020.

EBITDA (a non-GAAP measure), which represents earnings before net interest expense, income tax, depreciation and amortization, in second quarter 2021 was a record $99.4 million, or 22.6 percent of revenue, increasing from $81.7 million, or 19.8 percent of revenue, in first quarter 2021 and $55.3 million, or 19.2 percent of revenue, in second quarter 2020. For a reconciliation of GAAP net income to EBITDA, see the table near the end of this release for further details.

For second quarter 2021, net cash provided by operating activities was $93.9 million. Net cash flow was a negative $36.2 million, including the pay down of $114.2 million of total debt. Free cash flow (a non-GAAP measure) was $66.0 million, which includes $27.9 million of capital expenditures.

Balance Sheet

As of June 30, 2021, the Company had approximately $302 million in cash and cash equivalents, restricted cash, and short-term investments. Total debt (including long-term and short-term) amounted to approximately $301 million and working capital was approximately $582 million.

The results announced today are preliminary and unaudited, as they are subject to the Company finalizing its closing procedures and completion of the Company’s 2021 quarterly review by its independent registered public accounting firm. As such, these results are subject to revision until the Company files its Form 10-Q for the quarter ending June 30, 2021.

Business Outlook

Dr. Lu concluded, “For the third quarter of 2021, we expect revenue to increase to approximately $467 million, plus or minus 3 percent, which represents a record on both an organic and consolidated basis for a combined increase of about 6 percent sequentially at the mid-point, which is better than typical seasonality.  We expect GAAP gross margin on a consolidated basis to be 37 percent, plus or minus 1 percent. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 20.0 percent of revenue, plus or minus 1 percent.  We expect net interest expense to be approximately $1.2 million.  Our income tax rate is expected to be 18 percent, plus or minus 3 percent, and shares used to calculate diluted EPS for the third quarter are anticipated to be approximately 45.8 million.”

Purchase accounting adjustments related to amortization of acquisition-related intangible assets of $3.4 million, after tax, for Pericom and previous acquisitions is not included in these non-GAAP estimates.

Conference Call

Diodes will host a conference call on Thursday, August 5, 2021 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its second quarter financial results. Investors and analysts may join the conference call by dialing 1-888-771-4371 and providing the confirmation code 50198105. International callers may join the teleconference by dialing +1-847-585-4405 and entering the same confirmation code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors’ section of Diodes' website at http://www.diodes.com. To listen to the live call, please go to the investors’ section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes' website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, delivers high-quality semiconductor products to the world’s leading companies in the consumer electronics, computing, communications, industrial, and automotive markets. We leverage our expanded product portfolio of discrete, analog, and mixed-signal products and leading-edge packaging technology to meet customers’ needs. Our broad range of application-specific solutions and solutions-focused sales, coupled with worldwide operations of 31 sites, including engineering, testing, manufacturing, and customer service, enables us to be a premier provider for high-volume, high-growth markets. For more information visit www.Diodes.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements containing forward-looking words such as “expect,” “anticipate,” “aim,” “estimate,” and variations thereof, including without limitation statements, whether direct or implied, regarding expectations of that for the third quarter of 2021, we expect revenue to increase to approximately $467 million plus or minus 3 percent; we expect GAAP gross margin to be 37.0 percent, plus or minus 1 percent; non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 20.0 percent of revenue, plus or minus 1 percent; we expect non-GAAP net interest expense to be approximately $1.2 million; we expect our income tax rate to be 18 percent, plus or minus 3 percent; shares used to calculate diluted EPS for the third quarter are anticipated to be approximately 45.8 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that the COVID-19 pandemic may continue and have a material adverse effect on customer demand and staffing of our production, sales and administration facilities; the risk that such expectations may not be met; the risk that the expected benefits of acquisitions may not be realized or that integration of acquired businesses may not continue as rapidly as we anticipate; the risk that the cost, expense, and diversion of management attention associated with the LSC acquisition may be greater than we currently expect; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs, and loadings in our manufacturing facilities; the risk that we may not be able to increase our automotive, industrial, or other revenue and market share; risks of domestic and foreign operations, including excessive operating costs, labor shortages, higher tax rates, and our joint venture prospects; the risks of cyclical downturns in the semiconductor industry and of changes in end-market demand or product mix that may affect gross margin or render inventory obsolete; the risk of unfavorable currency exchange rates; the risk that our future outlook or guidance may be incorrect; the risks of global economic weakness or instability in global financial markets; the risks of trade restrictions, tariffs, or embargoes; the risk that the coronavirus outbreak or other similar epidemics may harm our domestic or international business operations to a greater extent than we currently anticipate; the risk of breaches of our information technology systems; and other information, including the “Risk Factors” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Company Contact:	Investor Relations Contact:
Diodes Inc.	Shelton Group
Laura Mehrl	Leanne Sievers
Director of Investor Relations	President, Investor Relations
P: 972-987-3959	P: 949-224-3874
E: laura_mehrl@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
Net sales	$440,448	$288,669	$853,569	$569,386
Cost of goods sold	280,646	187,177	555,131	372,052
Gross profit	159,802	101,492	298,438	197,334

Operating expenses
Selling, general and administrative	60,280	45,372	118,956	87,587
Research and development	29,987	21,322	57,646	45,000
Amortization of acquisition-related intangible assets	4,060	4,021	8,083	8,242
Other operating expense	118	(92)	1,006	(216)
Total operating expense	94,445	70,623	185,691	140,613

Income from operations	65,357	30,869	112,747	56,721

Other income (expense)
Interest income	818	168	1,586	441
Interest expense	(2,017)	(2,653)	(4,881)	(3,898)
Foreign currency loss, net	(510)	(3,600)	(1,789)	(3,525)
Unrealized Gain (Loss) on Investments	5,261	-	8,916	-
Other income	1,837	1,274	4,154	1,275
Total other income (expense)	5,389	(4,811)	7,986	(5,707)

Income before income taxes and noncontrolling interest	70,746	26,058	120,733	51,014
Income tax provision	12,120	4,670	21,554	9,226
Net income	58,626	21,388	99,179	41,788
Less net (income) loss attributable to noncontrolling interest	(3,252)	(355)	(4,353)	(587)
Net income attributable to common stockholders	$55,374	$21,033	$94,826	$41,201

Earnings per share attributable to common stockholders:
Basic	$1.24	$0.41	$2.13	$0.80
Diluted	$1.22	$0.40	$2.09	$0.78
Number of shares used in earnings per share computation:
Basic	44,667	51,527	44,538	51,431
Diluted	45,380	52,569	45,327	52,517

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended June 30, 2021:

	COGS	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP					$55,374

Diluted earnings per share (Per-GAAP)					1.22

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets		4,060		(709)	3,351

Acquisition-related costs	149			(31)	118

Gain on LSC investments			(5,262)	1,052	(4,210)

Non-GAAP					$54,633

Diluted shares used in computing earnings per share					45,380

Non-GAAP diluted earnings per share					$1.20

Note:  Included in GAAP and non-GAAP net income was approximately $6.8 million, net of tax, non-cash share-based compensation expense.  Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.15 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended June 30, 2020:

	COGS	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP					$21,033

Diluted earnings per share (Per-GAAP)					$0.40

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets		4,021		(744)	3,277

Acquisition-related financing costs			3,420	(774)	2,646

Acquisition-related costs		416		(85)	331

Board-member retirement costs		1,705		(358)	1,347

Non-GAAP					$28,634

Diluted shares used in computing earnings per share					52,569

Non-GAAP diluted earnings per share					$0.54

Note:  Included in GAAP and non-GAAP adjusted net income was approximately $4.7 million, net of tax, non-cash share-based compensation expense.  Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.09 per share.

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the six months ended June 30, 2021:

	COGS	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP					$94,826

Diluted earnings per share (Per-GAAP)					$2.09

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets		8,083		(1,413)	6,670

Acquisition-related costs	2,056			(431)	1,625

Gain on LSC investments			(8,916)	1,783	(7,133)

Restructuring costs		820		(123)	697

Non-GAAP					$96,685

Diluted shares used in computing earnings per share					45,327

Non-GAAP diluted earnings per share					$2.13

Note:  Included in GAAP and non-GAAP net income was approximately $11.7 million, net of tax, non-cash share-based compensation expense.  Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.26 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the six months ended June 30, 2020:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$41,201

Diluted earnings per share (Per-GAAP)				$0.78

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	8,242		(1,509)	6,733

Acquisition-related financing costs		3,420	(774)	2,646

Acquisition-related costs	824		(168)	656

Board-member retirement costs	1,705		(358)	1,347

Non-GAAP				$52,583

Diluted shares used in computing earnings per share				52,517

Non-GAAP diluted earnings per share				$1.00

Note:  Included in GAAP and non-GAAP adjusted net income was approximately $8.4 million, net of tax, non-cash share-based compensation expense.  Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.16 per share.

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

The Company’s financial statements present net income and earnings per share that are calculated using accounting principles generally accepted in the United States (“GAAP”). The Company’s management makes adjustments to the GAAP measures that it feels are necessary to allow investors and other readers of the Company’s financial releases to view the Company’s operating results as viewed by the Company’s management, board of directors and research analysts in the semiconductor industry. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The explanation of the adjustments made in the table above, are set forth below:

Detail of non-GAAP adjustments

Amortization of acquisition-related intangible assets – The Company excluded this item, including amortization of developed technologies and customer relationships. The fair value of the acquisition-related intangible assets is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful life of the applicable assets. The Company believes that exclusion of this item is appropriate because a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded this item because there is significant variability and unpredictability among companies with respect to this expense.

Acquisition related costs – The Company excluded expenses associated with the acquisition of LITE-ON Semiconductor, which consisted of advisory, legal and other professional and consulting fees. These costs were expensed as they were incurred and as services were received, and in which the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition related costs provides investors with a more accurate reflection of costs likely to be incurred in the absence of an unusual event such as an acquisition and facilitates comparisons with the results of other periods that may not reflect such costs.

Gain on LSC investments – During December 2020, after being acquired by the Company, LSC recorded a market to market gain on an equity investment. The Company believes this gain is not reflective of the ongoing operations and exclusion of this gain provides investors an enhanced view of the Company’s operating results.

Restructuring costs – The Company has recorded restructuring charges related to the shutdown and relocation of one of our assembly and test facilities located in Chengdu, China, restructuring at other China sites, and restructuring of select European entities.  These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Board member retirement costs – The Company excluded expenses in connection with the retirement of a member of the Company’s board of directors. The Company modified that director’s unvested RSU grants to vest upon his retirement. The shares subject to the modified grants will be released that board member as if they were vesting under the original vesting timeline. In connection with this modification the Company recorded additional expense of approximately $1.7 million.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the second quarter of 2021 is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operations. For the second quarter of 2021, FCF was $66.0 million, which represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any amounts attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
Net income (per-GAAP)	$55,374	$21,033	$94,826	$41,201
Plus:
Interest expense, net	1,199	2,485	3,295	3,457
Income tax provision	12,120	4,670	21,554	9,226
Depreciation and amortization	30,727	27,107	61,402	54,344
EBITDA (non-GAAP)	$99,420	$55,295	$181,077	$108,228

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2021	2020
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$292,650	$268,065
Restricted Cash	2,268	52,464
Short-term investments	7,386	6,142
Accounts receivable, net of allowances of $3,822 and $3,806 at June 30, 2021 and December 31, 2020, respectively	339,142	320,061
Inventories	304,128	307,062
Prepaid expenses and other	96,904	70,193
Total current assets	1,042,478	1,023,987
Property, plant and equipment, net	522,182	530,815
Deferred income tax	52,249	57,841
Goodwill	159,584	158,331
Intangible assets, net	102,677	110,591
Other long-term assets	113,799	97,892
Total assets	$1,992,969	$1,979,457

Liabilities
Current liabilities:
Line of credit	$60,239	$140,563
Accounts payable	181,919	168,045
Accrued liabilities	182,385	160,117
Income tax payable	17,316	19,177
Current portion of long-term debt	18,346	21,860
Total current liabilities	460,205	509,762
Long-term debt, net of current portion	222,712	288,179
Deferred tax liabilities	34,761	34,598
Other long-term liabilities	132,294	130,795
Total liabilities	849,972	963,334

Commitments and contingencies

Stockholders' equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 44,730,897 and 44,276,194, issued and outstanding at June 30, 2021 and December 31, 2020, respectively	35,998	35,692
Additional paid-in capital	455,683	449,598
Retained earnings	982,872	888,046
Treasury stock, at cost, 9,262,833 shares held at June 30, 2021 and 9,259,858 shares held at December 31, 2020	(336,128)	(335,910)
Accumulated other comprehensive loss	(55,841)	(73,606)
Total stockholders' equity	1,082,584	963,820
Noncontrolling interest	60,413	52,303
Total equity	1,142,997	1,016,123
Total liabilities and stockholders' equity	$1,992,969	$1,979,457